Gibraltar Reports Second-Quarter 2017 Financial Results
Exceeds Q2 Earnings Guidance, Achieving GAAP EPS of $0.41 and Adjusted EPS of $0.43
Maintains Guidance for Full-Year 2017

Buffalo, New York, July 27, 2017 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets, today reported its financial results for the three- and six-month period ended June 30, 2017. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Second-quarter Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended June 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$248	$266	(7)%	$248	$266	(7)%
Net Income	$13.2	$18.6	(29)%	$14.0	$16.4	(15)%
Diluted EPS	$0.41	$0.58	(29)%	$0.43	$0.51	(16)%

The Company reported second-quarter 2017 net sales of $248 million, essentially in line with its expectations as noted in its first-quarter earnings release. The 7 percent year-over-year sales decrease primarily reflects Gibraltar’s exit of the European industrial business, U.S. bar grating product line and the European residential solar racking business in 2016. GAAP and adjusted earnings exceeded Company guidance due to the strong performance of the Residential Products business.
The adjusted amounts for the second quarter 2017 and 2016 remove special items from both periods, as described in the appended reconciliation of adjusted financial measures.
Management Comments
“Gibraltar delivered another quarter of solid results, exceeding our earnings guidance,” said President and CEO Frank Heard. “Revenues were essentially in-line with our expectations as strong sales in our Residential segment and the continued benefits of our four-pillar value creation strategy partially offset expected headwinds, including lower backlog in our Industrial & Infrastructure segment as well as higher raw material costs.
“We continued to advance our four-pillar strategy, with several notable achievements: delivering 150 basis points of operating margin improvement through our 80/20 operational efficiency initiatives, improving our competitive position and financial results by effectively integrating our recent Package Concierge and Nexus acquisitions, and advancing our innovation strategy with new product development initiatives that are underway across all of our segments.”

Second-quarter Segment Results

Residential Products
For the second quarter, the Residential Products segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$127	$120	6%	$127	$120	6%
Operating Margin	17.7%	17.3%	40 bps	17.8%	17.5%	30 bps

The 6 percent increase in second-quarter 2017 net sales in Gibraltar’s Residential Products segment reflects the continued improvement in the repair and remodel and new housing construction markets, growing demand for the Company’s commercial package solutions, and the contribution of the Package Concierge acquisition.
The segment’s GAAP and adjusted operating margin reflect the benefit of increased revenues as well as operational efficiencies stemming from 80/20 initiatives. The adjusted operating margin for the second quarter of 2017 and 2016 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products
For the second quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$58	$81	(29)%	$58	$81	(29)%
Operating Margin	5.9%	7.6%	(170) bps	3.5%	8.7%	(520) bps

As expected, second-quarter 2017 net sales in Gibraltar’s Industrial & Infrastructure Products segment were down, with 80 percent of the decline driven by the 2016 divestiture of the European industrial operations and the US bar grating product line, with the remaining decline driven by lower activity in the infrastructure marketplace. Backlog for the segment increased on a sequential basis during the second quarter. The Company expects backlog improvement to continue throughout the second half of 2017, driven, in part, by the strengthening infrastructure market.
GAAP and adjusted operating margins were affected by higher raw material costs and lower volumes in the infrastructure market. This segment’s adjusted operating margin for the second quarters of 2017 and 2016 removes the special charges for portfolio management activities and restructuring initiatives under the 80/20 program. During the quarter, this segment continued to implement 80/20 simplification initiatives, which are expected to benefit margins during the second half of 2017.

Renewable Energy & Conservation
For the second quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$63	$65	(3)%	$63	$65	(3)%
Operating Margin	5.6%	15.9%	(1030) bps	8.1%	15.9%	(780) bps

Segment revenues were down modestly year over year due to the exit of the European solar market, and continued softness in international markets, partially offset by the Nexus acquisition. Segment backlog increased from the prior year and sequentially compared with the first quarter of 2017.
The second-quarter 2017 GAAP and adjusted operating margin decrease reflects lower volume, planned price concessions, higher material costs and certain field installation issues. This segment’s adjusted operating margin for the second quarter 2017 removes the special charges for portfolio management activities related to the divestiture of the Company’s European residential solar racking business. The Company expects better volume leverage and improved price/material cost alignment as it moves into the seasonally strongest half of the year.
Business Outlook
“Looking toward the second half of 2017, we continue to expect generally favorable market conditions for each of our segments, increased bidding activity and continued backlog growth in both our Industrial & Infrastructure and Renewable Energy & Conservation segments, as well as increased revenues from our new product development initiatives,” said Heard. “As we head into our seasonally strongest quarter, we are maintaining our full year guidance.
“For the second half of 2017 our financial priorities will be to accelerate sales through innovative products, seek value-added acquisitions in attractive end markets, and continue to advance our 80/20 initiatives,” concluded Heard.
The Company is maintaining its full-year revenue guidance in the range of $970 million and $980 million. The Company expects GAAP EPS to be between $1.37 and $1.50 per diluted share, or $1.57 to $1.70 on an adjusted basis. In 2016, GAAP EPS was $1.05, or $1.67 on an adjusted basis. While year-over-year adjusted earnings are projected to be flat, the Company continues to expect increasing ROIC and liquidity.
For the third quarter of 2017, the Company is expecting revenue in the range of $275 million to $280 million, and GAAP EPS to be between $0.51 and $0.58 per diluted share, or $0.58 to $0.65 per diluted share on an adjusted basis.

FY 2017 Guidance
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$85-91	8.8 - 9.3%	$25-28	$44-48	$1.37-1.50
Restructuring Costs	10	1.0%	4	7	0.20

Adjusted Measures	$95-101	9.8 - 10.3%	$29-32	$51-55	$1.57-1.70

Second-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the second quarter of 2017. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of gains/losses on sales of assets, restructuring primarily associated with the 80/20 simplification initiative, acquisition-related items, and other reclassifications. These adjustments are shown in the non-GAAP reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month and nine-month periods ending September 30, 2017, on Friday, November 3, 2017, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Timothy Murphy
Chief Financial Officer
(716) 826-6500 ext. 3277
tfmurphy@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Sales	$247,627	$265,738	$454,232	$503,409
Cost of sales	185,802	196,895	343,152	380,416
Gross profit	61,825	68,843	111,080	122,993
Selling, general, and administrative expense	36,895	40,267	76,471	76,656
Income from operations	24,930	28,576	34,609	46,337
Interest expense	3,550	3,666	7,126	7,357
Other expense	353	8,195	407	8,160
Income before taxes	21,027	16,715	27,076	30,820
Provision for (benefit of) income taxes	7,853	(1,897)	9,906	3,179
Income from continuing operations	13,174	18,612	17,170	27,641
Discontinued operations:
Loss before taxes	(644)	—	(644)	—
Benefit of income taxes	(239)	—	(239)	—
Loss from discontinued operations	(405)	—	(405)	—
Net income	$12,769	$18,612	$16,765	$27,641
Net earnings per share – Basic:
Income from continuing operations	$0.41	$0.59	$0.54	$0.88
Loss from discontinued operations	(0.01)	—	(0.01)	—
Net income	$0.40	$0.59	$0.53	$0.88
Weighted average shares outstanding – Basic	31,709	31,475	31,698	31,447
Net earnings per share – Diluted:
Income from continuing operations	$0.41	$0.58	$0.53	$0.87
Loss from discontinued operations	(0.01)	—	(0.01)	—
Net income	$0.40	$0.58	$0.52	$0.87
Weighted average shares outstanding – Diluted	32,183	32,007	32,219	31,916

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$182,379	$170,177
Accounts receivable, net	138,871	124,072
Inventories	86,065	89,612
Other current assets	8,351	7,336
Total current assets	415,666	391,197
Property, plant, and equipment, net	95,869	108,304
Goodwill	320,848	304,032
Acquired intangibles	110,325	110,790
Other assets	4,750	3,922
	$947,458	$918,245
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$88,007	$69,944
Accrued expenses	69,389	70,392
Billings in excess of cost	13,963	11,352
Current maturities of long-term debt	400	400
Total current liabilities	171,759	152,088
Long-term debt	209,229	209,237
Deferred income taxes	38,203	38,002
Other non-current liabilities	46,364	58,038
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 32,155 shares and 32,085 shares issued and outstanding in 2017 and 2016	321	320
Additional paid-in capital	267,601	264,418
Retained earnings	228,767	211,748
Accumulated other comprehensive loss	(5,898)	(7,721)
Cost of 554 and 530 common shares held in treasury in 2017 and 2016	(8,888)	(7,885)
Total shareholders’ equity	481,903	460,880
	$947,458	$918,245

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities
Net income	$16,765	$27,641
Loss from discontinued operations	(405)	—
Income from continuing operations	17,170	27,641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,006	11,856
Stock compensation expense	3,191	3,218
Net gain on sale of assets	(39)	(198)
Loss on sale of business	—	8,533
Exit activity (recoveries) costs, non-cash	(2,737)	1,074
Provision for deferred income taxes	—	196
Other, net	628	(449)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(14,446)	9,145
Inventories	2,245	4,988
Other current assets and other assets	(2,174)	(4,333)
Accounts payable	16,962	(2,427)
Accrued expenses and other non-current liabilities	(10,086)	(9,803)
Net cash provided by operating activities	21,720	49,441
Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	(18,494)	(2,314)
Net proceeds from sale of property and equipment	12,778	162
Purchases of property, plant, and equipment	(3,274)	(4,035)
Net proceeds from sale of business	—	8,479
Other, net	—	1,118
Net cash (used in) provided by investing activities	(8,990)	3,410
Cash Flows from Financing Activities
Long-term debt payments	(400)	(400)
Payment of debt issuance costs	—	(54)
Purchase of treasury stock at market prices	(1,003)	(462)
Net proceeds from issuance of common stock	247	2,057
Net cash (used in) provided by financing activities	(1,156)	1,141
Effect of exchange rate changes on cash	628	1,264
Net increase in cash and cash equivalents	12,202	55,256
Cash and cash equivalents at beginning of year	170,177	68,858
Cash and cash equivalents at end of period	$182,379	$124,114

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2017
	As Reported In GAAP Statements	Acquisition & Restructuring Charges	Portfolio Management	Senior Leadership Transition Costs	Adjusted Financial Measures
Net Sales
Residential Products	$127,252	$—	$—	$—	$127,252
Industrial & Infrastructure Products	57,926	—	—	—	57,926
Less Inter-Segment Sales	(314)	—	—	—	(314)
	57,612	—	—	—	57,612
Renewable Energy & Conservation	62,763	—	—	—	62,763
Consolidated sales	247,627	—	—	—	247,627

Income from operations
Residential Products	22,579	81	—	—	22,660
Industrial & Infrastructure Products	3,397	—	(1,379)	—	2,018
Renewable Energy & Conservation	3,492	—	1,369	252	5,113
Segments income	29,468	81	(10)	252	29,791
Unallocated corporate expense	(4,538)	148	—	73	(4,317)
Consolidated income from operations	24,930	229	(10)	325	25,474

Interest expense	3,550	—	—	—	3,550
Other expense	353	—	—	—	353
Income before income taxes	21,027	229	(10)	325	21,571
Provision for income taxes	7,853	86	(479)	124	7,584
Income from continuing operations	$13,174	$143	$469	$201	$13,987
Income from continuing operations per share – diluted	$0.41	$—	$0.01	$0.01	$0.43

Operating margin
Residential Products	17.7%	0.1%	—%	—%	17.8%
Industrial & Infrastructure Products	5.9%	—%	(2.4)%	—%	3.5%
Renewable Energy & Conservation	5.6%	—%	2.2%	0.4%	8.1%
Segments margin	11.9%	—%	—%	0.1%	12.0%
Consolidated	10.1%	0.1%	—%	0.1%	10.3%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2016
	As Reported In GAAP Statements	Restructuring Charges	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$119,965	$—	$—	$119,965
Industrial & Infrastructure Products	81,380	—	—	81,380
Less Inter-Segment Sales	(373)	—	—	(373)
	81,007	—	—	81,007
Renewable Energy & Conservation	64,766	—	—	64,766
Consolidated sales	265,738	—	—	265,738

Income from operations
Residential Products	20,725	258	—	20,983
Industrial & Infrastructure Products	6,190	851	—	7,041
Renewable Energy & Conservation	10,296	—	—	10,296
Segments income	37,211	1,109	—	38,320
Unallocated corporate expense	(8,635)	—	—	(8,635)
Consolidated income from operations	28,576	1,109	—	29,685

Interest expense	3,666	—	—	3,666
Other expense (income)	8,195	—	(8,533)	(338)
Income before income taxes	16,715	1,109	8,533	26,357
(Benefit of) provision for income taxes	(1,897)	424	11,414	9,941
Net income	$18,612	$685	$(2,881)	$16,416
Net earnings per share – diluted	$0.58	$0.02	$(0.09)	$0.51

Operating margin
Residential Products	17.3%	0.2%	—%	17.5%
Industrial & Infrastructure Products	7.6%	1.1%	—%	8.7%
Renewable Energy & Conservation	15.9%	—%	—%	15.9%
Segments margin	14.0%	0.4%	—%	14.4%
Consolidated	10.8%	0.4%	—%	11.2%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2017
	As Reported In GAAP Statements	Acquisition & Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$231,803	—	—	—	$231,803
Industrial & Infrastructure Products	108,644	—	—	—	108,644
Less Inter-Segment Sales	(770)	—	—	—	(770)
	107,874	—	—	—	107,874
Renewable Energy & Conservation	114,555	—	—	—	114,555
Consolidated sales	454,232	—	—	—	454,232

Income from operations
Residential Products	38,220	245	—	—	38,465
Industrial & Infrastructure Products	3,360	—	—	381	3,741
Renewable Energy & Conservation	6,832	—	252	2,419	9,503
Segments income	48,412	245	252	2,800	51,709
Unallocated corporate expense	(13,803)	278	420	—	(13,105)
Consolidated income from operations	34,609	523	672	2,800	38,604

Interest expense	7,126	—	—	—	7,126
Other expense	407	—	—	—	407
Income before income taxes	27,076	523	672	2,800	31,071
Provision for income taxes	9,906	195	252	197	10,550
Income from continuing operations	$17,170	$328	$420	$2,603	$20,521
Income from continuing operations per share – diluted	$0.53	$0.01	$0.02	$0.08	$0.64

Operating margin
Residential Products	16.5%	0.1%	—%	—%	16.6%
Industrial & Infrastructure Products	3.1%	—%	—%	0.4%	3.5%
Renewable Energy & Conservation	6.0%	—%	0.2%	2.1%	8.3%
Segments margin	10.7%	0.1%	0.1%	0.6%	11.4%
Consolidated	7.6%	0.1%	0.1%	0.6%	8.5%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2016
	As Reported In GAAP Statements	Restructuring Charges	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$220,112	—	—	$220,112
Industrial & Infrastructure Products	161,397	—	—	161,397
Less Inter-Segment Sales	(740)	—	—	(740)
	160,657	—	—	160,657
Renewable Energy & Conservation	122,640	—	—	122,640
Consolidated sales	503,409	—	—	503,409

Income from operations
Residential Products	32,956	1,276	—	34,232
Industrial & Infrastructure Products	9,516	1,531	—	11,047
Renewable Energy & Conservation	18,603	—	—	18,603
Segments income	61,075	2,807	—	63,882
Unallocated corporate expense	(14,738)	31	—	(14,707)
Consolidated income from operations	46,337	2,838	—	49,175

Interest expense	7,357	—	—	7,357
Other expense (income)	8,160	—	(8,533)	(373)
Income before income taxes	30,820	2,838	8,533	42,191
Provision for income taxes	3,179	1,055	11,414	15,648
Net income	$27,641	$1,783	$(2,881)	$26,543
Net earnings per share – diluted	$0.87	$0.05	$(0.09)	$0.83

Operating margin
Residential Products	15.0%	0.6%	—%	15.6%
Industrial & Infrastructure Products	5.9%	1.0%	—%	6.9%
Renewable Energy & Conservation	15.2%	—%	—%	15.2%
Segments margin	12.1%	0.6%	—%	12.7%
Consolidated	9.2%	0.6%	—%	9.8%